Exhibit 99.1

CEDC ADOPTS STOCKHOLDER RIGHTS PLAN

Mt. Laurel, New Jersey, September, 6, 2011 — Central European Distribution Corporation (Nasdaq: CEDC) (the “Company”) announced today that its Board of Directors adopted a Rights Agreement in which one preferred stock purchase right will be distributed as a dividend on each common share held of record as of the close of business on September 19, 2011 (the “Rights”). Initially, the Rights will be represented by the Company’s common stock certificates, or to the registration of uncertificated Common Shares in the Company’s share register, and will not be exercisable.

The Rights Agreement is designed to deter coercive takeover tactics and to prevent an acquiror from gaining control of the Company without offering a fair price to all of the Company’s stockholders. The Rights will not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board of Directors prior to attempting a takeover.

Each Right, if and when it becomes exercisable, entitles the holder to buy one one-thousandth of a share of a new series of junior participating preferred stock for $45.00. If any person or group becomes the beneficial owner of 10% or more of the Company’s common stock (which, as provided in the Rights Agreement, includes stock referenced in derivative transactions and securities), then each Right not owned by such holder will entitle its holder to purchase, at the Rights’ then-current exercise price, common shares having a market value of twice the Rights’ then-current exercise price. In addition, if, after any person has become a 10% or more stockholder, the Company is involved in a merger or other business combination transaction with another person, each Right will entitle its holder (other than such 10% or more stockholder) to purchase, at the Right’s then-current exercise price, common shares of the acquiring company having a value of twice the Rights’ then-current exercise price.

Further details about the Rights Agreement will be contained in a Form 8-K to be filed with the Securities and Exchange Commission by the Company.

CEDC is one of the largest producers of vodka in the world and Central and Eastern Europe’s largest integrated spirit beverage business. CEDC produces the Green Mark, Absolwent, Zubrowka, Bols, Parliament, Zhuravli, Royal and Soplica brands, among others. CEDC currently exports its products to many markets around the world, including the United States, England, France and Japan.

CEDC also is a leading importer of alcoholic beverages in Poland, Russia and Hungary. In Poland, CEDC imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Liqueur, Rémy Martin Cognac, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, and Old Smuggler. CEDC is also a leading importer of premium spirits and wines in Russia with such brands as Concha y Toro, among others.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements are based on our knowledge of facts as of the date hereof and involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by our forward looking statements.

Investors are cautioned that forward looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2010, including statements made under the captions “Item 1A. Risks Relating to Our Business” and in other documents filed by CEDC with the Securities and Exchange Commission.

CONTACT: In the U.S.: Jim Archbold, Investor Relations Officer, Central European Distribution Corporation, +1-856-273-6980; In Europe: Anna Zaluska, Corporate PR Manager, Central European Distribution Corporation, 48-22-456-6000